Exhibit 23
                                                ----------




                    Independent Auditors' Consent
                    -----------------------------

The Board of Directors
Polaroid Corporation:

We consent to incorporation by reference in the registration statements No. 33-36384 on Form S-8, No. 33-44661 on Form S-3, No.33-51173 on Form S-8, and No. 333-0791 on Form S-3 of
Polaroid Corporation of our reports dated January 30, 1996, relating to the consolidated balance sheet of Polaroid Corporation and subsidiary companies as of December 31, 1995, and 1994, and the related consolidated statements of earnings, cash flows, and changes in common stockholders' equity, and the related financial statement schedule for each of the years in the three-year period ended December 31, 1995, which reports appear in the December 31, 1995, annual report on Form 10-K of Polaroid Corporation.

Our reports dated January 30, 1996, contain an explanatory paragraph that states that in 1993 the Company changed its method of accounting for income taxes and for certain postretirement and postemployment benefits.



                                  /s/  KPMG PEAT MARWICK LLP

Boston Massachusetts
March 19, 1996